Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140269) of our report dated March 30, 2007, relating to the consolidated financial statements and financial statement schedules of ACA Capital Holdings, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of ACA Capital Holdings, Inc. and subsidiaries for the year ended December 31, 2006, which is part of the Registration Statement.

New York, New York
March 30, 2007